                                                                    EXHIBIT 99.1

CONTACTS:  Media Contact:                    Investor/Financial Analyst Contact:
           Ashley Vandiver                   Heidi Reiter
           Internet Security Systems         Internet Security Systems
           404-236-2796                      404-236-4053
           avandiver@iss.net                 hreiter@iss.net

FOR IMMEDIATE RELEASE

    INTERNET SECURITY SYSTEMS REPORTS FOURTH QUARTER AND ANNUAL 2003 RESULTS

                       Also Provides 2004 Business Outlook

         ATLANTA -- JANUARY 28, 2004 -- Internet Security Systems, Inc. (ISS) (Nasdaq: ISSX), a leading global provider of enterprise security solutions, today announced financial results for the fourth quarter and fiscal year ended December 31, 2003. Additionally, the Company is providing its business outlook for the first quarter ending March 31, 2004 and for the full 2004 year.

FOURTH QUARTER AND ANNUAL 2003 REVENUES

         Revenues were $67,116,000 for the fourth quarter of 2003 compared with fourth quarter 2002 revenues of $63,109,000. Revenues for the year ended December 31, 2003 were $245,781,000 compared with $243,285,000 for the year ended December 31, 2002.

GAAP EARNINGS

         Reported net income under generally accepted accounting principles
(GAAP) for the fourth quarter of 2003 was $4,449,000, or $0.09 per diluted share, compared to a reported loss of $12,056,000, or $0.25 per share, in the fourth quarter of 2002. Reported net income for the year ended December 31, 2003 was $19,737,000, or $0.39 per diluted share, compared to $1,779,000, or $0.04 per diluted share, for the year ended December 31, 2002.

         Included in results for the fourth quarter of 2003 were a non-operating $2,187,000 charge for impairment of an investment made in 2001 by ISS' Japanese subsidiary, and $1,900,000 of severance and office closing costs in connection with the consolidation of engineering and managed services operations. These charges had the impact of lowering the net income for the fourth quarter and the year by $0.05 per diluted share.

NON-GAAP EARNINGS

Non-GAAP net income for all periods in 2003 and 2002 excludes the after-tax impact of non-cash acquisition expense for amortization of intangibles and acquisition related compensation charges for unvested stock options. In the 2002 periods, Non-GAAP net income also excludes a fourth quarter 2002 in-process research and development charge incurred in an acquisition, and a third quarter 2002 gain related to the issuance of subsidiary shares in an acquisition. Non-GAAP net income for the fourth quarter and year ended December 31, 2003 includes the charge for investment impairment and charges for severance and office closing costs. These charges lowered the Non-GAAP net income stated below for the fourth quarter and year by $0.05 per diluted share.

         Non-GAAP net income for the fourth quarter of 2003 was $5,313,000, or $0.11 per diluted share, compared to $7,444,000, or $0.15 per diluted share, in the fourth quarter of 2002. Non-GAAP net income for the year ended December 31, 2003 was $23,669,000, or $0.47 per diluted share, compared to $23,364,000, or
$0.48 per diluted share, for the year ended December 31, 2002.

         "We are delighted with our execution this quarter and enter 2004 with significant momentum," said Tom Noonan, chairman, president and chief executive officer of Internet Security Systems. "The market continues to embrace our Proventia protection products, which is evident by $14 million of new Proventia product revenues in this quarter alone. We continue to experience significant sales of our in-line Proventia G series, released in early November, and are pleased with the considerable interest in our new multi-function Proventia M series. With the acquisition of Cobion in January, ISS has added a significant component to its security convergence strategy of one unified engine that protects against all threats - setting a new standard in protection and flexibility and empowering organizations to select the type of protection that best fits their needs."

BUSINESS HIGHLIGHTS TO DATE

         ISS recently announced its acquisition of content security pioneer, Cobion AG, for E26 million. Privately-held Cobion is a global leader in content filtering and anti-spam technology that protects individuals and enterprises against unwanted Web content, spam, misuse of information and lost productivity. The Cobion acquisition enables ISS to deliver best-of-breed content security either as a stand-alone product or via the Proventia(TM) M all-in-one protection appliance, fulfilling ISS' security convergence strategy announced last October.

         ISS also recently participated in The NSS Group's first intrusion prevention products review, the NSS Group Intrusion Prevention Systems Group Test (Edition 1). The results of the test, published this month by The NSS Group, showed ISS' Proventia G200 appliance performed very well with 100 percent attack detection and blocking, resistance to false positives, network throughput, and attack evasion. ISS was also highly recognized for its rapid update response, value for price and network performance, and SiteProtector(TM) management and analysis capabilities.

         In the fourth quarter, ISS made available its Proventia M all-in-one protection products delivering on its promise to provide simpler, smarter more cost-effective security solutions. ISS' Proventia M all-in-one protection appliances include firewall, anti-virus, intrusion detection and prevention, Virtual Private Networking as well as adding content filtering and anti-spam capabilities. ISS' Proventia G series intrusion protection appliance was made available in November 2003. The Proventia G proactively blocks known and unknown attacks before damage is done, providing an automated emergency response capability that requires minimal human intervention. Customers benefit from improved accuracy because the Proventia G series uses multiple blocking techniques to address each individual threat, rather than a blanket approach to blocking that could hinder legitimate traffic. While other products detect and block only known attacks, the Proventia G series also protects customers from future attacks before they occur because the appliances have the intelligence to block attempts targeting critical vulnerabilities.

BUSINESS OUTLOOK FOR 2004

         The following statements are based on current expectations for the first quarter and fiscal year 2004 regarding ISS' revenues and earnings per share. These statements are forward-looking, and actual results may differ materially. These statements do not reflect the potential impact of any mergers, acquisitions or other business combinations that may be completed after the date of this release. ISS will keep its earnings release and published expectations publicly available on its Web site (www.iss.net). Prior to the start of ISS' quiet period, the public can continue to rely on the expectations published in this earnings release and Web site as being its current expectations on matters covered, unless ISS publishes a notice stating otherwise. Towards the end of each fiscal quarter, ISS will have a "quiet period" when ISS and its representatives will not comment concerning previously published financial expectations, and ISS disclaims any obligation to update during the quiet period. The public should not rely on previously published expectations during the quiet period. ISS' quiet period at the end of the first quarter is expected to run from March 15, 2004 until financial results are released in April 2004.

         This business outlook assumes that the enterprise spending environment will improve in 2004 compared to 2003, consistent with ISS' experience in the fourth quarter of 2003. This business outlook also assumes that the competitive landscape will not change significantly during 2004, recognizing that there will continue to be competitive alternatives to our product offerings. ISS has included the impact of the acquisition of Cobion in this business outlook, which is expected to be dilutive for the first half of 2004 before the amortization expense for intangibles resulting from the purchase price allocation. This is due partially to the fact that Cobion's pricing model is subscription based so sales are recognized as revenue over the license term. The Cobion content filtering and anti-spam products are expected to be incorporated as a key component of the ISS Proventia offerings during 2004.

         For the year ending December 31, 2004, ISS currently expects to achieve revenues in the range of $275,000,000 to $285,000,000. GAAP earnings are expected to be in the range of $0.48 to $0.55 per diluted share. Non-GAAP earnings are expected to be in the range of $0.60 to $0.67 per diluted share.

         For the quarter ending March 31, 2004, ISS currently expects to achieve revenues in the range of $65,000,000 to $67,000,000. GAAP earnings are expected to be in the range of $0.10 to $0.11 per diluted share. Non-GAAP earnings are expected to be in the range of $0.13 to $0.14 per diluted share.

         Non-GAAP earnings exclude non-cash acquisition related charges, consisting of amortization of intangibles and compensation charges for unvested stock options and the tax effect of these adjustments, estimated to be $1,400,000 for the quarter ending March 31, 2004 and $5,600,000 for the year ending December 31, 2004. This includes an estimated quarterly amortization of identified intangibles of $1,000,000, or $640,000 after tax impact, for the Cobion acquisition completed in January 2004. This amortization amount will be adjusted based on a final allocation of the purchase price using a valuation of Cobion assets and intangibles that is in process.

         Non-GAAP financial measures used in this press release are reconciled to the appropriate GAAP measures in the tables contained in the Consolidated Statements of Operations and the Business Outlook Reconciliation included with this press release. Reconciliation information can also be found in ISS' Form 8-K filed today with the Securities and Exchange Commission and available through ISS' Web site at www.iss.net or the Securities and Exchange Commission Web site at www.sec.gov.

EARNINGS CONFERENCE CALL

         The Company's conference call regarding this press release is being held January 28, 2004, at 4:30p.m. Eastern Standard Time and can be accessed as follows:

DATE/TIME:        Wednesday, January 28, 2004 at 4:30 p.m. Eastern
DIAL IN:          Domestic                     800-901-5213
                  International                617-786-2962
                  Passcode                      ISSX (or 4779)

A live Webcast of this conference call will be available at www.iss.net (click on "About ISS" then "Investor Relations") and will remain accessible until February 29, 2004. A rebroadcast of the teleconference will be available through February 4, 2004.

REBROADCAST DIAL IN:  Domestic             888-286-8010
                      International        617-801-6888
                      Passcode             16389550

Additional investor information can be accessed on the Internet Security Systems Web site or by contacting the Investor Relations department at 888- 901-7477.

ABOUT INTERNET SECURITY SYSTEMS, INC.

Internet Security Systems is the trusted expert to global enterprises and world governments providing products and services that protect against Internet threats. An established world leader in security since 1994, ISS delivers proven cost efficiencies and reduces regulatory and business risk across the enterprise for more than 11,000 customers worldwide. ISS products and services are based on the proactive security intelligence conducted by ISS' X-Force(R) research and development team - the unequivocal world authority in vulnerability and threat research. Headquartered in Atlanta, Internet Security Systems has additional operations throughout the Americas, Asia, Australia, Europe and the Middle East. For more information, visit the Internet Security Systems Web site at www.iss.net or call 800-776-2362.

                                      # # #

FORWARD-LOOKING STATEMENTS

This release, other than historical information, includes forward-looking statements made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Some of these forward-looking statements include our Business Outlook and statements regarding new products, products under development and related plans. The risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the following: the level of demand for ISS' products; customer budgets; the volume and timing of orders; product and price competition; ISS' ability to develop new and enhanced products; acceptance of new and enhanced products by customers; ISS' ability to accurately forecast and produce demanded quantities of its appliance products and models; ISS' ability to integrate acquisitions or investments; ISS' ability to attract and retain key personnel; reliance on distribution channels through which ISS' products are sold; reliance on contract manufacturers to produce ISS appliance products; availability of component parts of appliance products; changes in accounting policies, standards, guidelines or principles that may be adopted by regulatory agencies or the Financial Accounting Standards Board; the assertion of infringement claims with respect to ISS' intellectual property; foreign currency exchange rates; risks concerning the rapid change of technology; and general economic factors. These risks and others are discussed in ISS' periodic filings with the Securities and Exchange Commission, including ISS' 2002 Annual Report on Form 10-K and September 30, 2003 Quarterly Report on Form 10-Q. These filings can be obtained either by contacting ISS Investor Relations or through ISS' Web site at www.iss.net or the Securities and Exchange Commission's Web site at www.sec.gov.

NON-GAAP FINANCIAL MEASURES

ISS believes that Non-GAAP Earnings, which exclude the after-tax effect of non-cash acquisition related expenses and, in 2002, a third quarter gain related to the issuance of subsidiary stock in an acquisition and a fourth quarter in-process research and development charge incurred in an acquisition, is an additional meaningful measure of operating performance. Non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from Non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be used as a substitute for, or considered superior to, measures of financial performance prepared in accordance with generally accepted accounting principles. ISS believes that its presentation of Non-GAAP earnings and Non-GAAP operating margin provides useful information to investors as a measure of operating performance basic to its ongoing operations, which is more comparable from period to period without the charges related to occasional acquisition activity. ISS historically used the Non-GAAP earnings measure to provide its forward-looking business outlook and compare with financial analysts estimates, and uses non-GAAP earnings and operating margin measures to evaluate its internal performance, including as a basis for calculating incentive compensation.

Internet Security Systems, Proventia and SiteProtector are trademarks, and X-Force is a registered trademark of Internet Security Systems, Inc. Cobion is a registered trademark of Cobion AG. All other companies and products mentioned are trademarks and property of their respective owners.

                         INTERNET SECURITY SYSTEMS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                                                                    THREE MONTHS ENDED DECEMBER 31,
                                                                                   ----------------------------------
                                                                                         2003            2002
                                                                                   ----------------------------------
Revenues:
          Product licenses and sales                                                        $30,959          $30,543
          Subscriptions                                                                      29,820           25,682
          Professional services                                                               6,337            6,884
                                                                                   ----------------------------------
                                                                                             67,116           63,109

Costs and expenses:
          Cost of revenues:
            Product licenses and sales                                                        3,876            1,089
            Subscriptions and professional services                                          12,015           12,496
                                                                                   ----------------------------------
          Total cost of revenues                                                             15,891           13,585

          Research and development                                                           11,555            9,160
          Sales and marketing                                                                24,168           23,310
          General and administrative                                                          6,254            6,077
          Charge for in-process research and development                                          -           18,537
          Amortization of intangibles & stock based compensation                              1,969            1,388
                                                                                   ----------------------------------
                                                                                             59,837           72,057

Operating income (loss)                                                                       7,279           (8,948)

Interest income, net                                                                            693              763
Minority interest                                                                               113               86
Other expense                                                                                (2,068)             (45)
Exchange gain (loss)                                                                            316             (150)
                                                                                   ----------------------------------
Income (loss) before income taxes                                                             6,333           (8,294)
Provision for income taxes                                                                    1,884            3,762
                                                                                   ----------------------------------
Net income (loss)                                                                            $4,449         $(12,056)
                                                                                   ==================================


Basic net income (loss) per share of Common Stock                                             $0.09           $(0.25)
                                                                                   ==================================

Diluted net income per share of Common Stock                                                  $0.09              n/a
                                                                                   ==================================

Weighted average number of shares:
  Basic                                                                                        48,710         49,047
                                                                                   ==================================
  Diluted                                                                                      50,050         49,715
                                                                                   ==================================

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION FOR THE THREE MONTHS ENDED DECEMBER 31, 2003 AND DECEMBER 31, 2002:

Operating income (loss)                                                                      $7,279          $(8,948)
Add back charge for in-process research and development                                           -           18,537
Add back amortization of intangibles and stock based compensation expense                     1,969            1,388
                                                                                   ----------------------------------
Non-GAAP operating income                                                                     9,248           10,977
Other (expense) income, net                                                                   (946)              654
                                                                                   ----------------------------------
Non-GAAP income before income taxes                                                           8,302           11,631
Provision for income taxes (A)                                                                2,989            4,187
                                                                                   ----------------------------------
Non-GAAP net income                                                                          $5,313           $7,444
                                                                                   ==================================

Non-GAAP operating margin                                                                       14%              17%
                                                                                   ==================================
Non-GAAP diluted net income per share of Common Stock                                         $0.11            $0.15
                                                                                   ==================================


(A) Consistent with each quarter of 2003, for the quarter ended December 31, 2003, we used an income tax rate of 36% for the Non-GAAP net income calculation. The effective income tax rate for the year ended December 31, 2003 for GAAP is also approximately 36%.

                         INTERNET SECURITY SYSTEMS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                                                            TWELVE MONTHS ENDED DECEMBER 31,
                                                                           -----------------------------------
                                                                                 2003             2002
                                                                           -----------------------------------
Revenues:
  Product licenses and sales                                                        $107,117         $121,093
  Subscriptions                                                                      112,855           92,945
  Professional services                                                               25,809           29,247
                                                                           -----------------------------------
                                                                                     245,781          243,285

Costs and expenses:
  Cost of revenues:
    Product licenses and sales                                                         9,528            6,688
    Subscriptions and professional services                                           48,686           51,133
                                                                           -----------------------------------
  Total cost of revenues                                                              58,214           57,821

  Research and development                                                            41,843           35,280
  Sales and marketing                                                                 87,452           93,679
  General and administrative                                                          22,661           24,271
  Charge for in-process research and development                                           -           18,537
  Amortization of intangibles & stock based compensation                               6,015            5,674
                                                                           -----------------------------------
                                                                                     216,185          235,262

Operating income                                                                      29,596            8,023

Interest income, net                                                                   2,683            3,242
Minority interest expense                                                              (157)            (187)
Other (expense) income                                                               (1,967)            3,859
Exchange gain (loss)                                                                     813             (82)
                                                                           -----------------------------------
Income before income taxes                                                            30,968           14,855
Provision for income taxes                                                            11,231           13,076
                                                                           -----------------------------------
Net income                                                                           $19,737           $1,779
                                                                           ===================================


Basic net income per share of Common Stock                                             $0.40            $0.04
                                                                           ===================================

Diluted net income  per share of Common Stock                                          $0.39            $0.04
                                                                           ===================================

Weighted average number of shares:
  Basic                                                                               49,155           48,456
                                                                           ===================================
  Diluted                                                                             50,018           49,158
                                                                           ===================================

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION FOR THE
TWELVE MONTHS ENDED DECEMBER 31, 2003 AND DECEMBER 31, 2002:

Operating income                                                                     $29,596           $8,023
Less gain on issuance of subsidiary shares in acquisition                                  -          (2,560)
Add back charge for in-process research & development                                      -           18,537
Add back amortization of intangibles and stock based compensation expense              6,015            5,674
                                                                           -----------------------------------
Non-GAAP operating income                                                             35,611           29,674
Other income, net                                                                      1,372            6,832
                                                                           -----------------------------------
Non-GAAP income before income taxes                                                   36,983           36,506
Provision for income taxes                                                            13,314           13,142
                                                                           -----------------------------------
Non-GAAP net income                                                                  $23,669          $23,364
                                                                           ===================================

Non-GAAP operating margin                                                                14%              12%
                                                                           ===================================
Non-GAAP diluted net income per share of Common Stock                                  $0.47            $0.48
                                                                           ===================================

                         INTERNET SECURITY SYSTEMS, INC.
                           CONSOLIDATED BALANCE SHEETS
           (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


                                                                                      DECEMBER 31,            DECEMBER 31,
                                                                                          2003                    2002
                                                                                -------------------------------------------------
                                     ASSETS
Current assets:
  Cash and cash equivalents                                                                     $184,551                $148,317
  Marketable securities                                                                           53,630                  53,999
  Accounts receivable, less allowance for doubtful accounts of $2,755 and
    $2,790 respectively                                                                           66,588                  56,700
  Inventory                                                                                          750                   1,055
  Prepaid expenses and other current assets                                                       10,732                   7,000
                                                                                -------------------------------------------------
       Total current assets                                                                      316,251                 267,071

Property and equipment:
  Computer equipment                                                                              45,261                  38,403
  Office furniture and equipment                                                                  21,311                  21,446
  Leasehold improvements                                                                          21,674                  21,183
                                                                                -------------------------------------------------
                                                                                                  88,246                  81,032
  Less accumulated depreciation                                                                   52,427                  39,313
                                                                                -------------------------------------------------
                                                                                                  35,819                  41,719
Restricted marketable securities                                                                  12,760                  14,690
Goodwill, less accumulated amortization of $27,381                                               201,303                 200,464
Other intangible assets, less accumulated amortization of $14,879 and $9,223,
respectively                                                                                       9,728                  15,384
Other assets                                                                                       5,421                   7,240
                                                                                -------------------------------------------------
       Total assets                                                                             $581,282                $546,568
                                                                                =================================================


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                                                                $5,145                  $1,765
  Accrued expenses                                                                                26,092                  22,332
  Deferred revenues                                                                               61,129                  55,587
                                                                                -------------------------------------------------
       Total current liabilities                                                                  92,366                  79,684

Other non-current liabilities                                                                      2,573                   2,328

Stockholders' equity:
  Preferred stock; $.001 par value; 20,000,000 shares authorized, none issued
    or outstanding                                                                                     -                       -
  Common stock; $.001 par value; 120,000,000 shares authorized,  49,841,000
    and 49,544,000 shares issued and outstanding, respectively                                        50                      50
  Additional paid-in-capital                                                                     475,062                 463,779
  Deferred compensation                                                                             (92)                   (702)
  Accumulated other comprehensive income                                                           7,452                     949
  Retained earnings                                                                               22,251                   2,514
  Less treasury stock, at cost (1,310,000 and 133,000 shares, respectively)                     (18,380)                 (2,034)
                                                                                -------------------------------------------------
       Total stockholders' equity                                                                486,343                 464,556
                                                                                -------------------------------------------------
       Total liabilities and stockholders' equity                                               $581,282                $546,568
                                                                                =================================================

                        BUSINESS OUTLOOK RECONCILIATION

This table does not reflect the potential impact of any mergers, acquisitions or other business combinations that may be completed after the date of this release.


                                                                 Q1 2004 RANGE               ANNUAL 2004 RANGE
                                                         -------------------------------------------------------------
                                                             Low end      Upper end       Low end        Upper end
                                                         -------------------------------------------------------------
Expected revenues                                            $65,000,000   $67,000,000    $275,000,000   $285,000,000
                                                         =============================================================

Expected GAAP net income per diluted share                         $0.10         $0.11           $0.48          $0.55

Add back per share impact of amortization and stock
based compensation                                                 $0.03         $0.03           $0.12          $0.12
                                                         -------------------------------------------------------------

Expected Non-GAAP net income per diluted share                     $0.13         $0.14           $0.60          $0.67
                                                         =============================================================